Exhibit (e)(3)(ix)

AMENDMENT NO. 3

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 3 to the Amended and Restated Distribution Agreement (“Amendment No. 3”), dated as of October 26, 2012, between AXA Premier VIP Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 31, 2003, as amended May 1, 2006 by Amendment No. 1, and as amended May 25, 2007 by Amendment No. 2 (the “Agreement”), relating to the Class B shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class B shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	Chairman, President & Chief Executive Officer	Title:	Chairman, President & Chief Executive Officer

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS B SHARES

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Multi-Sector Bond Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio